EXHIBIT 5

Opinion of B. Bruce Freitag




                                B. BRUCE FREITAG
                                Attorney at Law
                              39 Sackerman Avenue
                                 _____________
                            Telephone (973) 238 1909
                           Telecopier (973) 238 1910


October   , 1998

Xetal, Inc.
3590 Oceanside Road
Oceanside, New York 11572

Gentlemen:

This opinion and the consent to use my name is furnished in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Washington, D.C., by Xetal, Inc. (hereinafter referred to as the "Company") pursuant to the Securities Act of 1933, as amended, covering a total of 540,000 shares of the common stock of the Company (hereafter the "Common Stock") and common stock purchase warrants (hereinafter "Warrants") to purchase a total of 540,000 shares of Common Stock. I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and as such counsel, I am familiar with the Registration Statement and proceedings to date with respect to the authorization by the Company of the Common Stock and Warrants. Based upon the foregoing, I advise you that: 1. The 540,000 shares of Common Stock covered by the Registration Statement have been duly authorized by the Company and upon full receipt of consideration for such shares, such shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company. 2. The Warrants covered by the Registration Statement have been duly authorized by the Company and when full consideration has been received for such Warrants, they will be legally issued and will permit the holder thereof to purchase from the Company up to a total
of   540,000 shares of Common Stock.

3. A total of 540,000 shares of Common Stock have been authorized by the Company as being issuable upon exercise of the Warrants. When properly exercised by the Warrantholder as provided in the Warrant Agreement and Warrant Certificate and consideration is received, such shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company. Consent is hereby given to the use of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus forming a part of the Registration Statement under the caption "Legal Opinions."

Very truly yours,


B. Bruce Freitag
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